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                        SECRETARY'S CERTIFICATE

   I, Lisa A. Rosen, Secretary of The Munder Framlington Funds Trust ("Farmlington"), hereby certify that the following resolution authorizing Paul Roye, Lisa A. Rosen and Cynthia Surprise to sign Framlington's Registration Statement on behalf of Lee Munder, President of Framlington has been adopted, at a meeting of the Board of Trustees duly called and held on February 24, 1998, at which a quorum was present and acting throughout:

   RESOLVED, that Paul Roye, Lisa A. Rosen and Cynthis Surprise be, and hereby are authorized to execute and sign on behalf of Lee Munder, President of Farmlington, all amendments and supplements to Framlington's Registration Statements on Form N-1A pursuant to a power of attorney from Lee Munder and hereby ratifies the execution of such Registration Statements by such persons.


Dated: March 30, 1998                  /s/ Lisa A. Rosen
                                       -------------------------
                                       Lisa A. Rosen, Secretary
                                       The Munder Framlington Funds Trust